Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Fourth Quarter 2015 Results

Fourth Quarter Net Income of $16.3 Million and Net Income Attributable to RMR of $0.40 Per Share

Fourth Quarter Adjusted EBITDA of $24.3 Million and Adjusted EBITDA Margin of 56.9%

Newton, MA (December 18, 2015).  The RMR Group Inc. (NASDAQ: RMR) today announced its financial results for the quarter and year ended September 30, 2015.

Fourth Quarter 2015 Highlights:

•                 As of September 30, 2015, RMR had $21.0 billion of assets under management.

•                 RMR earned management services revenues (excluding reimbursable payroll and related costs as well as advisory services revenues) for the three months ended September 30, 2015 from the following sources (dollars in thousands):

Managed REITs	$32,889	82.6%
Managed Operators	6,276	15.8%
Other Client Companies	672	1.6%
Total	$39,837	100.0%

•                 For the three months ended September 30, 2015, net income was $16.3 million and net income attributable to RMR was $6.3 million, or $0.40 per share.

•                 For the three months ended September 30, 2015, earnings before interest, taxes, depreciation and amortization, as adjusted to exclude the effects of certain historical amounts and non-recurring charges, or Adjusted EBITDA, was $24.3 million and Adjusted EBITDA Margin was 56.9%.

•                 As of September 30, 2015, RMR had cash and cash equivalents of $34.5 million and no indebtedness.

Adam Portnoy, President and Chief Executive Officer of RMR, made the following statement:

“Earlier this month we successfully completed our transition to a publicly traded company.  We believe that our stable revenue base, our historically high operating margins and our debt free balance sheet, combined with our experienced management team, position RMR well for the future.”

Summary Results for the Quarter and Year Ended September 30, 2015:

Total revenues for the quarter and year ended September 30, 2015 were $48.1 million and $192.9 million, respectively.  Net income for the quarter and year ended September 30, 2015 were $16.3 million and $77.4 million, respectively.  Net income attributable to RMR for the quarter and year ended September 30, 2015 were $6.3 million, or $0.40 per share, and $7.3 million, or $0.46 per share, respectively.  Adjusted EBITDA for the quarter and year ended September 30, 2015 were $24.3 million and $92.3 million, respectively. Comparisons of RMR’s revenues, Adjusted EBITDA and net income for the quarter and year ended September 30, 2015 to the quarter and year ended September 30, 2014 are presented later in this press release.

When considering the financial data for the year ended September 30, 2015 and the comparison of the financial data for the quarter and year ended September 30, 2015 to the financial data for the quarter and year ended September 30, 2014, investors should note that RMR’s business was reorganized after the termination of certain management contracts on September 30, 2014, The RMR Group Inc. was not formed until May 28, 2015 and did not become part of the reorganized business until June 5, 2015, when certain RMR management contracts were amended.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures.  A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Adjusted EBITDA and a calculation of Adjusted EBITDA Margin appears later in this press release.

Dividend Policy:

RMR intends to pay a cash dividend equal to $0.25 per share of Class A Common Stock per quarter ($1.00 per share per year).  RMR expects its next dividend will equal $0.2993 per share, which represents a dividend of $0.25 per share for the quarter ended March 31, 2016 plus a pro rata dividend for the period from December 14, 2015 (the date the distribution of RMR’s shares to public shareholders was completed) to December 31, 2015.  RMR intends to declare and pay its dividends after the end of each quarterly period beginning after March 31, 2016.

The RMR Group Inc. is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC.  The RMR Group LLC is an alternative asset management company which primarily provides management services to publicly traded REITs and real estate operating companies.  As of September 30, 2015, The RMR Group LLC employed over 400 real estate professionals in 25 offices throughout the United States, and the companies managed by The RMR Group LLC collectively had over 50,000 employees.  The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER RMR USES WORDS SUCH AS “OUTLOOK,” “BELIEVES,” “EXPECTS,” “POTENTIAL,” “CONTINUES,” “MAY,” “WILL,” “SHOULD,” “SEEKS,” “PREDICTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ANTICIPATES” OR THE NEGATIVE VERSION OF THESE WORDS OR OTHER COMPARABLE WORDS, IT IS MAKING FORWARD LOOKING STATEMENTS.  RMR’S FORWARD LOOKING STATEMENTS ARE LARGELY BASED ON ITS CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. FORWARD LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. YOU SHOULD NOT RELY ON RMR’S FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. THE EVENTS AND CIRCUMSTANCES STATED OR IMPLIED BY RMR’S FORWARD LOOKING STATEMENTS MAY NOT BE ACHIEVED OR OCCUR AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, SUBSTANTIALLY ALL OF RMR’S REVENUES ARE DERIVED FROM RMR’S MANAGED REITS AND MANAGED OPERATING COMPANIES.  A LOSS OF ANY OF THESE CLIENTS OR A DECLINE IN THE CLIENTS BUSINESS, ASSETS OR MARKET CAPITALIZATION OF ANY OF THESE CLIENTS MAY MATERIALLY REDUCE RMR’S REVENUES AND EARNINGS. THE INFORMATION CONTAINED IN RMR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN RMR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM RMR’S FORWARD LOOKING STATEMENTS. RMR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

RMR UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW.

The RMR Group Inc.

Consolidated Statements of Comprehensive Income

(dollars in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
Revenues	2015	2014	2015	2014
Management services	$39,837	$67,225	$162,326	$218,753
Reimbursable payroll and related costs	7,695	18,074	28,230	64,049
Advisory services	579	633	2,380	2,244
Total revenues	48,111	85,932	192,936	285,046
Expenses
Compensation and benefits	19,301	35,048	83,456	127,841
Members profit sharing	-	116,000	-	116,000
Separation expense	-	1,520	116	2,330
General and administrative	7,878	6,562	26,535	21,957
Depreciation expense	455	594	2,117	2,446
Total expenses	27,634	159,724	112,224	270,574
Operating income (loss)	20,477	(73,792)	80,712	14,472
Interest and other income	34	273	1,732	497
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	-	(4,959)	(290)	(4,556)
Income (loss) before income tax expense and equity in earnings of investee	20,511	(78,478)	82,154	10,413
Income tax expense	(4,194)	(76)	(4,848)	(280)
Equity in earnings of investee	-	38	115	160
Net income (loss)	16,317	$(78,516)	77,421	$10,293
Net income attributable to noncontrolling interest	(9,984)		(70,118)
Net income attributable to The RMR Group Inc.	$6,333		$7,303

Weighted average common shares outstanding - basic and diluted	16,000		16,000

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.40		$0.46

The RMR Group Inc.

Calculation of Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin(1)

(dollars in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
Calculation of Adjusted Revenues:	September 30,		September 30,
	2015	2014	2015	2014
Total revenue	$48,111	$85,932	$192,936	$285,046
Plus: other asset amortization	2,354	-	2,999	-
Less: Reimbursable payroll and related costs	(7,695)	(18,074)	(28,230)	(64,049)
Adjusted Revenues	$42,770	$67,858	$167,705	$220,997

Calculation of EBITDA and Adjusted EBITDA:

Net income (loss)	$16,317	$(78,516)	$77,421	$10,293
Plus: interest expense	-	44	-	144
Plus: income tax expense	4,194	76	4,848	280
Plus: depreciation expense	455	594	2,117	2,446
EBITDA	20,966	(77,802)	84,386	13,163
Plus: other asset amortization	2,354	-	2,999	-
Plus: transaction related costs	1,954	-	5,454	-
Plus: members profit sharing	-	116,000	-	116,000
Plus: separation expense	-	1,520	116	2,330
Plus: unrealized (gains) losses attributable to changes in fair value of stock accounted for under the fair value option	-	4,959	290	4,556
Less: certain one time adjustments	(954)	-	(954)	-
Adjusted EBITDA	$24,320	$44,677	$92,291	$136,049

Calculation of Adjusted EBITDA Margin:

Adjusted Revenues	$42,770	$67,858	$167,705	$220,997
Adjusted EBITDA	$24,320	$44,677	$92,291	$136,049
Adjusted EBITDA Margin	56.9%	65.8%	55.0%	61.6%

(1)         Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are calculated as presented in the tables above. We consider Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate measures of our operating performance, along with net income, net income attributable to RMR, operating income and cash flow from operating activities.  RMR believes that Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as member’s profit sharing, interest and depreciation expense, and certain non-recurring charges, such as the transaction related costs in connection with the creation of The RMR Group Inc. and the distribution of its shares of Class A Common Stock, Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with the performance of other asset management businesses. Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributable to The RMR Group Inc., operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of RMR’s needs. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than we do.

The RMR Group Inc.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30,	September 30,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$34,497	$141,731
Due from related parties	17,986	74,717
Accounts receivable	-	26,229
Prepaid and other current assets	6,261	2,681
Total current assets	58,744	245,358

Investments:
Available for sale securities	-	2,317
Equity investment in Affiliates Insurance Company	-	6,796
Equity investments under the fair value option	-	18,701
Total investments	-	27,814

Furniture and equipment	5,307	11,447
Leasehold improvements	852	3,341
Capitalized software costs	4,292	6,459
Total property and equipment	10,451	21,247
Accumulated depreciation	(5,772)	(14,379)
	4,679	6,868
Due from related parties, net of current portion	6,446	7,183
Deferred tax asset	43,216	-
Other assets, net of amortization	190,807	-
Total assets	$303,892	$287,223

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$18,439	$17,371
Due to related parties	-	32,023
Total current liabilities	18,439	49,394
Long term portion of deferred rent payable, net of current portion	450	402
Amounts due pursuant to tax receivable agreement	64,905	-
Employer compensation liability, net of current portion	6,446	7,183
Total liabilities	90,240	56,979
Commitments and contingencies
Equity:
Members’ equity	-	230,430
Class A common shares, $0.001 par value; 31,000,000 shares authorized; 15,000,000 shares issued and outstanding at September 30, 2015; none authorized, issued or outstanding at September 30, 2014	15	-
Class B-1 common shares, $0.001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding at September 30, 2015; none authorized, issued or outstanding at September 30, 2014	1	-
Class B-2 common shares, $0.001 par value; 15,000,000 shares authorized, issued and outstanding at September 30, 2015; none authorized, issued or outstanding at September 30, 2014	15	-
Additional paid in capital	93,425	-
Retained earnings	7,303	-
Cumulative other comprehensive income (loss)	73	(186)
Total Shareholders’ and Members’ equity	100,832	230,244
Noncontrolling interest	112,820	-
Total equity	213,652	230,244
Total liabilities and equity	$303,892	$287,223